UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2001

Penn Virginia Corporation
(Exact name of registrant as specified in its charter)

Virginia (Name or other jurisdiction of incorporation)	0-753 (Commission File Number)	23-1184320 (IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (610) 687-8900

Item 2. Acquisition or Disposition of Assets.

On July 23, 2001, Registrant, through its wholly owned subsidiary, Virginia Acquisition Corp., acquired all of the outstanding stock (and options to purchase stock) of Synergy Oil & Gas, Inc., a Texas corporation ("Synergy"). Synergy was a privately owned independent exploration and production company with operations primarily in the Texas onshore Gulf Coast and West Texas areas. The acquisition was made pursuant to an Agreement and Plan of Merger among Registrant, Virginia Acquisition Corp. and Synergy. Cash consideration for the stock and options was approximately $112 million, which was funded by long-term debt. As of July 1, 2001, Synergy Oil & Gas, Inc. had net proved oil and gas reserves of 59 million cubic feet.

The foregoing summary is subject to the full text of the Agreement and Plan of Merger and the press release with respect thereto, copies of which are attached hereto and incorporated hereby reference thereto.

Item 7. Exhibits.

(b) Pro Forma Financial Information.

Financial information with respect to Synergy and pro forma financial information will be filed by amendment on or before October 5, 2001.

(c) Exhibits.

Exhibit 10. Agreement and Plan of Merger dated June 19, 2001 which closed on July 23, 2001 (Schedules and Exhibits deleted).

Exhibit 99. Press Release dated July 24, 2001

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2001	Penn Virginia Corporation
James O. Idiaquez
By: /s/ James O. Idiaquez Executive Vice President and Chief Financial Officer

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